Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinzcompany.com	ir@kraftheinzcompany.com
KRAFT HEINZ REPORTS SECOND QUARTER 2016 RESULTS

•	Q2 GAAP net sales increased 160% due to the merger of Kraft and Heinz; Organic Net Sales(1) declined 0.5%

•	Q2 GAAP operating income increased 268%; Adjusted EBITDA(1) increased 23.1% on a constant currency basis

•	Q2 GAAP diluted EPS was $0.63; Adjusted EPS(1) increased 39.3% to $0.85

PITTSBURGH & CHICAGO - Aug. 4, 2016 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported second quarter 2016 financial results that reflected significant gains from the ongoing integration of Kraft and Heinz, partially offset by currency translation and a higher tax rate versus the prior year period.
“By implementing our integration program and improving our performance in the marketplace, we continued to drive results in the second quarter,” said Kraft Heinz CEO Bernardo Hees. “However, to sustain our momentum, we must remain focused on profitable growth, innovations to meet consumer needs in a challenging environment, and improving our operations. We're off to a good start, but there is still much work to be done.”

Q2 2016 Financial Summary

	For the Three Months Ended		Year-over-year Change
	July 3, 2016	June 28, 2015	Actual	Currency		Divestitures		Organic
	(in millions, except per share data)
GAAP net sales	$6,793	$2,616	159.7%
GAAP operating income	1,636	444	268.5%
GAAP diluted EPS	$0.63	$(0.91)	nm

Pro forma net sales(2)	$6,793	$7,130	(4.7)%	(4.0	) pp	(0.2	) pp	(0.5)%
Adjusted EBITDA(2)	2,087	1,773	17.7%
Adjusted EPS(2)	$0.85	$0.61	39.3%
Net sales were $6.8 billion, down 4.7 percent versus pro forma net sales for the year-ago period, due to a negative 4.0 percentage point impact from currency and a negative 0.2 percentage point impact from divestitures. Organic Net Sales decreased 0.5 percent versus the year-ago period. Pricing increased 1.6 percentage points driven by the United States, Rest of World and Canada, despite deflation in key commodities in the United States and Canada(3), primarily in dairy and coffee. Volume/mix decreased 2.1 percentage points primarily due to lower shipments in several categories, particularly meats and foodservice in the United States, that was partially offset by growth from innovation in Lunchables and P3 in the United States as well as gains in condiments and sauces globally.
Adjusted EBITDA increased 17.7 percent versus the year-ago period to $2.1 billion, despite a negative 5.4 percentage point impact from currency, driven by gains from cost savings initiatives(4) and favorable pricing net of key commodity costs. Adjusted EPS increased 39.3 percent versus the year-ago period to $0.85, mainly reflecting growth in Adjusted EBITDA that was partially offset by a higher tax rate versus the prior year period.

Q2 2016 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	July 3, 2016	June 28, 2015	Actual	Currency	Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$4,692	$4,783	(1.9)%	—	—	(1.9)%
Segment Adjusted EBITDA(2,5)	1,518	1,208	25.7%
United States net sales were $4.7 billion, down 1.9 percent versus pro forma net sales for the year-ago period. Pricing increased 1.2 percentage points despite deflation in key commodities, primarily in dairy and coffee. Volume/mix decreased 3.1 percentage points, primarily driven by gains from innovation in Lunchables and P3 as well as macaroni & cheese that were more than offset by lower shipments versus the prior year, particularly in foodservice, bacon and cold cuts.
United States Segment Adjusted EBITDA increased 25.7 percent versus the year-ago period to $1.5 billion. Gains from cost savings initiatives and favorable pricing net of key commodity costs were partially offset by volume/mix declines in meats and foodservice.

Canada

	For the Three Months Ended		Year-over-year Change
	July 3, 2016	June 28, 2015	Actual	Currency		Divestitures	Organic
	(in millions)
Pro forma net sales(2)	$638	$664	(3.9)%	(5.1	) pp	—	1.2%
Segment Adjusted EBITDA(2)	192	151	27.2%
Canada net sales were $638 million, down 3.9 percent versus pro forma net sales for the year-ago period due to a negative 5.1 percentage point impact from currency. Organic Net Sales increased 1.2 percent versus the year-ago period. Pricing increased 3.1 percentage points largely due to significant pricing to offset higher input costs in local currency. Volume/mix decreased 1.9 percentage points driven by a decline in cheese due to reduced promotional activity versus the prior year, as well as lower shipments of coffee and ready-to-drink beverages.
Canada Segment Adjusted EBITDA increased 27.2 percent versus the year-ago period to $192 million, despite a negative 7.2 percentage point impact from currency, as gains from cost savings initiatives and favorable pricing net of higher input costs in local currency were partially offset by unfavorable volume/mix.

Europe

	For the Three Months Ended		Year-over-year Change
	July 3, 2016	June 28, 2015	Actual	Currency		Divestitures		Organic
	(in millions)
Pro forma net sales(2,5)	$578	$621	(6.9)%	(2.1	) pp	(2.5	) pp	(2.3)%
Segment Adjusted EBITDA(2,5)	212	225	(5.8)%
Europe net sales were $578 million, down 6.9 percent versus pro forma net sales for the year-ago period, primarily due to a negative 2.5 percentage point impact from divestitures and a negative 2.1 percentage point impact from currency. Organic Net Sales decreased 2.3 percent versus the year-ago period. Pricing decreased 2.4 percentage points primarily due to an increased level of promotional activity in UK condiments and sauces versus the prior year period. Positive volume/mix of 0.1 percentage points reflected gains from condiments and sauces in most countries offset by lower shipments in the UK across most categories versus the prior year.
Europe Segment Adjusted EBITDA decreased 5.8 percent versus the year-ago period to $212 million, reflecting manufacturing savings that were more than offset by a combination of lower pricing, a negative 3.1 percentage point impact from currency and increased marketing investments.

Rest of World(6)

	For the Three Months Ended		Year-over-year Change
	July 3, 2016	June 28, 2015	Actual	Currency		Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$885	$1,062	(16.7)%	(23.8	) pp	—	7.1%
Segment Adjusted EBITDA(2,5)	208	228	(8.8)%
Rest of World net sales were $885 million, down 16.7 percent versus pro forma net sales for the year-ago period, due to a negative 23.8 percentage point impact from currency that included a negative 17.5 percentage point impact from the devaluation of the Venezuelan bolivar. Organic Net Sales increased 7.1 percent versus the year-ago period. Pricing increased 5.0 percentage points, primarily driven by pricing to offset higher input costs in local currency in Latin America. Volume/mix increased 2.1 percentage points due to strong growth in condiments and sauces across all regions.
Rest of World Segment Adjusted EBITDA decreased 8.8 percent versus the year-ago period to $208 million due to a negative 34.5 percentage point impact from currency that included a negative 27.5 percentage point impact from the devaluation of the Venezuelan bolivar. Excluding the impact from currency, Segment Adjusted EBITDA growth was primarily driven by organic sales growth.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)
Pro forma net sales, Adjusted EBITDA and Adjusted EPS for the three months ended June 28, 2015 include the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. There are no pro forma adjustments for the three months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period. Please see discussion of the unaudited pro forma condensed combined financial information at the end of this press release for more information.

(3)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(4)	Cost savings initiatives include the Company's integration, restructuring and ongoing productivity efforts.

(5)
In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the three months ended June 28, 2015, this change resulted in the reclassification of $88 million of pro forma net sales from the United States segment to the Rest of World segment ($87 million) and Europe segment ($1 million), as well as $23 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment.

(6)	Rest of World is comprised of three operating segments: Asia Pacific; Latin America; and, Russia, India, the Middle East and Africa (“RIMEA”).
Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's second quarter 2016 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 4:30 p.m. Eastern time.

ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Weight Watchers Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “remain,” “expect,” “implement,” “continue,” “sustain,” “believe,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, investments, execution, growth and integration. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; the Company's ability to maintain, extend and expand its reputation and brand image; the Company's ability to differentiate its products from other brands; the consolidation of retail customers; the Company's ability to predict, identify and interpret changes in consumer preferences and demand; the Company's ability to drive revenue growth in its key product categories, increase its market share or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company's management team or other key personnel; the Company's inability to realize the anticipated benefits from the Company's cost savings initiatives; changes in relationships with significant customers and suppliers; execution of the Company's international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the business and operations of the Company in the expected time frame; the Company's ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which the Company operates; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives that the Company uses; exchange rate fluctuations; disruptions in information technology networks and systems; the Company's inability to protect intellectual property rights; impacts of natural events in the locations in which the Company or its customers, suppliers or regulators operate; the Company's indebtedness and ability to pay such indebtedness; tax law changes or interpretations; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information (the “pro forma financial information”) presented in this release illustrates the estimated effects of the merger (the “2015 Merger”) consummated on July 2, 2015 (the “2015 Merger Date”) of Kraft Foods Group, Inc. (“Kraft”) with and into a wholly-owned subsidiary of H.J. Heinz Holding Corporation (“Heinz”), the related equity investments and common stock conversion, the application of the acquisition method of accounting, and conformance of accounting policies. The pro forma financial information is presented as if the 2015 Merger had been consummated on December 30, 2013, the first business day of the Company’s 2014 fiscal year, and combines the historical results of Kraft and Heinz. For additional information on the 2015 Merger, please refer to the Company’s filings with the SEC.
The pro forma financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. The Company utilized estimated fair values at the 2015 Merger Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. Such allocation was final as of the issuance date of this report.
The historical consolidated financial statements have been adjusted in the accompanying pro forma financial information to give effect to unaudited pro forma events that are (1) directly attributable to the 2015 Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company.
The pro forma financial information has been prepared based upon currently available information and assumptions deemed appropriate by management. This pro forma financial information is not necessarily indicative of what the Company’s results of operations actually would have been had the 2015 Merger been completed as of December 30, 2013. In addition, the pro forma financial information is not indicative of future results or current financial conditions and does not reflect any additional anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the 2015 Merger.
This pro forma financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC. Certain reclassifications have been made to the historical Kraft and Heinz results to align accounting policies and eliminate intercompany sales in all periods presented.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, operating income, diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's core operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of acquisitions, currency, divestitures and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 currency devaluation, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. Organic Net Sales is a tool intended to assist management in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's core operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes; in addition to these adjustments, we exclude, when they occur, the impacts of depreciation and amortization (excluding integration and restructuring expenses) (including amortization of postretirement benefit plans prior service credits), integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation, and equity award compensation expense (excluding integration and restructuring expenses). Adjusted EBITDA for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on

Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 devaluation of the Venezuelan bolivar and remeasurement of assets and liabilities of its Venezuelan subsidiary, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA is a tool intended to assist management in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's core operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, and nonmonetary currency devaluation, and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted EPS for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. Management uses Adjusted EPS to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations for the relevant periods.

	Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2016	June 28, 2015*	July 3, 2016	June 28, 2015*
Net sales	$6,793	$2,616	$13,363	$5,094
Cost of products sold	4,262	1,734	8,454	3,365
Gross profit	2,531	882	4,909	1,729
Selling, general and administrative expenses	895	438	1,760	776
Operating income	1,636	444	3,149	953
Interest expense	264	394	513	595
Other expense/(income), net	6	245	(2)	206
Income/(loss) before income taxes	1,366	(195)	2,638	152
Provision for/(benefit from) income taxes	411	(35)	783	33
Net income/(loss)	955	(160)	1,855	119
Net income/(loss) attributable to noncontrolling interest	5	4	9	7
Net income/(loss) attributable to Kraft Heinz	950	(164)	1,846	112
Preferred dividends(a)	180	180	180	360
Net income/(loss) attributable to common shareholders	$770	$(344)	$1,666	$(248)

Basic shares outstanding	1,217	380	1,216	379
Diluted shares outstanding	1,227	380	1,226	379

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.63	$(0.91)	$1.37	$(0.66)
Diluted earnings/(loss) per share	0.63	(0.91)	1.36	(0.66)

*The consolidated statements of income for the three and six months ended June 28, 2015 reflect the results of Heinz only, as the 2015 Merger of Kraft and Heinz occurred on July 2, 2015.

(a) In connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015. Accordingly, there were no cash distributions related to our Series A Preferred Stock in the first quarter of 2016, resulting in cash distributions of $180 million in the six months ended July 3, 2016 compared to $360 million in the six months ended June 28, 2015.

	Schedule 2
The Kraft Heinz Company Pro Forma Condensed Combined Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2016*	June 28, 2015	July 3, 2016*	June 28, 2015
Net sales	$6,793	$7,130	$13,363	$13,960
Cost of products sold(a)	4,262	4,709	8,454	9,265
Gross profit	2,531	2,421	4,909	4,695
Selling, general and administrative expenses(b)	895	1,107	1,760	2,099
Operating income	1,636	1,314	3,149	2,596
Interest expense	264	497	513	802
Other expense/(income), net	6	246	(2)	190
Income/(loss) before income taxes	1,366	571	2,638	1,604
Provision for/(benefit from) income taxes	411	201	783	493
Net income/(loss)	955	370	1,855	1,111
Net income/(loss) attributable to noncontrolling interest	5	4	9	7
Net income/(loss) attributable to Kraft Heinz	950	366	1,846	1,104
Preferred dividends(c)	180	180	180	360
Net income/(loss) attributable to common shareholders	$770	$186	$1,666	$744

Basic common shares outstanding	1,217	1,194	1,216	1,190
Diluted common shares outstanding	1,227	1,224	1,226	1,221

Per share data applicable to common shareholders:
Basic earnings per share	$0.63	$0.16	$1.37	$0.63
Diluted earnings per share	0.63	0.15	1.36	0.61

*There are no pro forma adjustments in the three and six months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period. Refer to Schedules 10 and 11 for additional information on the pro forma adjustments for the three and six months ended June 28, 2015.

(a) Integration and restructuring expenses in cost of products sold were as follows: $199 million in the three months ended July 3, 2016 ($137 million after-tax), $74 million in the three months ended June 28, 2015 ($52 million after-tax), $380 million in the six months ended July 3, 2016 ($259 million after-tax), and $140 million in the six months ended June 28, 2015 ($99 million after-tax).

(b) Integration and restructuring expenses in selling, general and administrative expenses were as follows: $85 million in the three months ended July 3, 2016 ($59 million after-tax), $44 million in the three months ended June 28, 2015 ($31 million after-tax), $164 million in the six months ended July 3, 2016 ($112 million after-tax), and $59 million in the six months ended June 28, 2015 ($42 million after-tax).

(c) In connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015. Accordingly, there were no cash distributions related to our Series A Preferred Stock in the first quarter of 2016, resulting in cash distributions of $180 million in the six months ended July 3, 2016 compared to $360 million in the six months ended June 28, 2015.

					Schedule 3
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales	Impact of Currency	Impact of Divestitures	Organic Net Sales	Price	Volume/Mix
July 3, 2016*
United States	$4,692	$—	$—	$4,692
Canada	638	(34)	—	672
Europe	578	(13)	—	591
Rest of World	885	(54)	—	939
	$6,793	$(101)	$—	$6,894

June 28, 2015
United States(a)	$4,783	$—	$—	$4,783
Canada	664	—	—	664
Europe(a)	621	—	16	605
Rest of World(a)	1,062	185	—	877
	$7,130	$185	$16	$6,929

Year-over-year growth rates
United States(a)	(1.9)%	—	—	(1.9)%	1.2 pp	(3.1) pp
Canada	(3.9)%	(5.1) pp	—	1.2%	3.1 pp	(1.9) pp
Europe(a)	(6.9)%	(2.1) pp	(2.5) pp	(2.3)%	(2.4) pp	0.1 pp
Rest of World(a)	(16.7)%	(23.8) pp	—	7.1%	5.0 pp	2.1 pp
	(4.7)%	(4.0) pp	(0.2) pp	(0.5)%	1.6 pp	(2.1) pp

*There are no pro forma adjustments in the three months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period.

(a) In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $88 million of pro forma net sales for the three months ended June 28, 2015 from the United States segment to the Rest of World segment ($87 million) and Europe segment ($1 million).

					Schedule 4
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales	Impact of Currency	Impact of Divestitures	Organic Net Sales	Price	Volume/Mix
July 3, 2016*
United States	$9,407	$—	$—	$9,407
Canada	1,142	(89)	—	1,231
Europe	1,131	(37)	—	1,168
Rest of World	1,683	(125)	—	1,808
	$13,363	$(251)	$—	$13,614

June 28, 2015
United States(a)	$9,490	$—	$—	$9,490
Canada	1,215	—	—	1,215
Europe(a,b)	1,247	—	43	1,204
Rest of World(a)	2,008	344	—	1,664
	$13,960	$344	$43	$13,573

Year-over-year growth rates
United States(a)	(0.9)%	—	—	(0.9)%	0.6 pp	(1.5) pp
Canada	(6.0)%	(7.3) pp	—	1.3%	3.4 pp	(2.1) pp
Europe(a,b)	(9.3)%	(3.0) pp	(3.3) pp	(3.0)%	(3.4) pp	0.4 pp
Rest of World(a)	(16.2)%	(24.9) pp	—	8.7%	4.3 pp	4.4 pp
	(4.3)%	(4.3) pp	(0.3) pp	0.3%	1.0 pp	(0.7) pp

*There are no pro forma adjustments in the six months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period.

(a) In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $171 million of pro forma net sales for the six months ended June 28, 2015 from the United States segment to the Rest of World segment ($170 million) and Europe segment ($1 million).

(b) The Company increased Europe Organic Net Sales by $2 million from the amount previously published for the six months ended June 28, 2015 to reflect a correction to the Impact of Divestitures.

	Schedule 5
The Kraft Heinz Company Reconciliation of Pro Forma Net Income to Adjusted EBITDA (in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2016*	June 28, 2015	July 3, 2016*	June 28, 2015
Pro forma net income/(loss)	$955	$370	$1,855	$1,111
Interest expense	264	497	513	802
Other expense/(income), net	6	246	(2)	190
Provision for/(benefit from) income taxes	411	201	783	493
Operating income	1,636	1,314	3,149	2,596
Depreciation and amortization (excluding integration and restructuring expenses)	124	210	285	426
Integration and restructuring expenses	284	118	544	199
Merger costs	14	41	29	54
Unrealized losses/(gains) on commodity hedges	(37)	(21)	(45)	(23)
Impairment losses	53	58	53	58
Losses/(gains) on sale of business	—	(21)	—	(21)
Nonmonetary currency devaluation	2	49	3	49
Equity award compensation expense (excluding integration and restructuring expenses)	11	25	20	44
Adjusted EBITDA	$2,087	$1,773	$4,038	$3,382

Segment Adjusted EBITDA:
United States(a)	$1,518	$1,208	$3,011	$2,331
Canada	192	151	343	264
Europe(a)	212	225	389	439
Rest of World(a)	208	228	375	418
General corporate expenses	(43)	(39)	(80)	(70)
Adjusted EBITDA	$2,087	$1,773	$4,038	$3,382

*There are no pro forma adjustments in the three and six months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period.

(a) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the three months ended June 28, 2015, this change resulted in the reclassification of $23 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment. For the six months ended June 28, 2015, this change resulted in the reclassification of $45 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment.

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
July 3, 2016*
United States	$1,518	$—	$1,518
Canada	192	(11)	203
Europe	212	(7)	219
Rest of World	208	(12)	220
General corporate expenses	(43)	—	(43)
	$2,087	$(30)	$2,117

June 28, 2015
United States(a)	$1,208	$—	$1,208
Canada	151	—	151
Europe(a)	225	—	225
Rest of World(a)	228	53	175
General corporate expenses	(39)	—	(39)
	$1,773	$53	$1,720

Year-over-year growth rates
United States(a)	25.7%	—	25.7%
Canada	27.2%	(7.2) pp	34.4%
Europe(a)	(5.8)%	(3.1) pp	(2.7)%
Rest of World(a)	(8.8)%	(34.5) pp	25.7%
General corporate expenses	10.3%	—	10.3%
	17.7%	(5.4) pp	23.1%

*There are no pro forma adjustments in the three months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period.

(a) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the three months ended June 28, 2015, this change resulted in the reclassification of $23 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment.

			Schedule 7
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
July 3, 2016*
United States	$3,011	$—	$3,011
Canada	343	(27)	370
Europe	389	(15)	404
Rest of World	375	(24)	399
General corporate expenses	(80)	—	(80)
	$4,038	$(66)	$4,104

June 28, 2015
United States(a)	$2,331	$—	$2,331
Canada	264	—	264
Europe(a)	439	—	439
Rest of World(a)	418	101	317
General corporate expenses	(70)	—	(70)
	$3,382	$101	$3,281

Year-over-year growth rates
United States(a)	29.2%	—	29.2%
Canada	29.9%	(10.3) pp	40.2%
Europe(a)	(11.4)%	(3.4) pp	(8.0)%
Rest of World(a)	(10.3)%	(36.2) pp	25.9%
General corporate expenses	14.3%	—	14.3%
	19.4%	(5.7) pp	25.1%

*There are no pro forma adjustments in the six months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period.

(a) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the six months ended June 28, 2015, this change resulted in the reclassification of $45 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment.

	Schedule 8
The Kraft Heinz Company Reconciliation of Pro Forma Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 3, 2016*	June 28, 2015	July 3, 2016*	June 28, 2015
Pro forma diluted EPS	$0.63	$0.15	$1.36	$0.61
Integration and restructuring expenses(a)	0.16	0.07	0.30	0.12
Merger costs(b)	0.01	0.15	0.02	0.17
Unrealized losses/(gains) on commodity hedges(a)	(0.02)	(0.01)	(0.03)	(0.01)
Impairment losses(a)	0.03	0.03	0.03	0.03
Losses/(gains) on sale of business(a)	—	(0.01)	—	(0.01)
Nonmonetary currency devaluation(c)	—	0.23	0.01	0.23
Preferred dividend adjustment(d)	0.04	—	(0.11)	—
Adjusted EPS	$0.85	$0.61	$1.58	$1.14

*There are no pro forma adjustments in the three and six months ended July 3, 2016 as Kraft and Heinz were a combined company for the entire period.
(a) Refer to the reconciliation of pro forma net income to Adjusted EBITDA for the related gross expenses.
(b) Merger costs include the following gross expenses:

•	Expenses recorded in cost of products sold of $1 million for the three and six months ended July 3, 2016;

•
Expenses recorded in selling, general and administrative expenses of $13 million for the three months and $28 million for the six months ended July 3, 2016 and $41 million for the three months and $54 million for the six months ended June 28, 2015;

•	Expenses recorded in interest expense of $227 million for the three months and $259 million for the six months ended June 28, 2015; and,

•	Expenses recorded in other expense/(income), net of $26 million for the three and six months ended June 28, 2015.
(c) Nonmonetary currency devaluation includes the following gross expenses:

•
Expenses recorded in cost of products sold of $2 million for the three months and $3 million for the six months ended July 3, 2016 and $49 million for the three and six months ended June 28, 2015; and,

•	Expenses recorded in other expense/(income), net of $7 million for the three and six months ended July 3, 2016 and $234 million for the three and six months ended June 28, 2015.

(d)
For Adjusted EPS, we present the impact of the Series A Preferred Stock dividend payments on an accrual basis. Accordingly, we include adjustments to EPS to include $180 million of Series A Preferred Stock dividends during the first quarter of 2016 (to reflect the March 7, 2016 Series A Preferred Stock dividend that was paid in December 2015) and to exclude $51 million of Series A Preferred Stock dividends during the three months ended July 3, 2016 (to reflect that it was redeemed on June 7, 2016).

		Schedule 9
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions) (Unaudited)
	July 3, 2016	January 3, 2016
ASSETS
Cash and cash equivalents	$4,237	$4,837
Trade receivables	1,114	871
Sold receivables	146	583
Inventories	2,881	2,618
Other current assets	969	871
Total current assets	9,347	9,780
Property, plant and equipment, net	6,423	6,524
Goodwill	44,641	43,051
Intangible assets, net	59,762	62,120
Other assets	1,511	1,498
TOTAL ASSETS	$121,684	$122,973

LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$645	$4
Current portion of long-term debt	2,106	79
Trade payables	2,960	2,844
Accrued marketing	867	856
Accrued postemployment costs	164	328
Income taxes payable	368	417
Interest payable	393	401
Dividends payable	827	762
Other current liabilities	1,263	1,241
Total current liabilities	9,593	6,932
Long-term debt	30,002	25,151
Deferred income taxes	20,900	21,497
Accrued postemployment costs	2,341	2,405
Other liabilities	801	752
TOTAL LIABILITIES	63,637	56,737

Redeemable noncontrolling interest	—	23
9.00% Series A cumulative compounding redeemable preferred stock	—	8,320

Equity:
Common stock, $.01 par value	12	12
Additional paid-in capital	58,525	58,375
Retained earnings/(deficit)	263	—
Accumulated other comprehensive income/(losses)	(933)	(671)
Treasury stock, at cost	(41)	(31)
Total shareholders' equity	57,826	57,685
Noncontrolling interest	221	208
TOTAL EQUITY	58,047	57,893
TOTAL LIABILITIES AND EQUITY	$121,684	$122,973

				Schedule 10
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Three Months Ended June 28, 2015 (in millions, except per share data) (Unaudited)
	Historical Heinz	Historical Kraft	Pro Forma Adjustments		Pro Forma
Net sales	$2,616	$4,514	$—		$7,130
Cost of products sold	1,734	2,945	30	(a)	4,709
Gross profit	882	1,569	(30)		2,421
Selling, general and administrative expenses	438	646	23	(b)	1,107
Operating income	444	923	(53)		1,314
Interest expense	394	123	(20)	(c)	497
Other expense/(income), net	245	1	—		246
Income/(loss) before income taxes	(195)	799	(33)		571
Provision for/(benefit from) income taxes	(35)	248	(12)	(d)	201
Net income/(loss)	(160)	551	(21)		370
Net income/(loss) attributable to noncontrolling interest	4	—	—		4
Net income/(loss) attributable to Kraft Heinz	(164)	551	(21)		366
Preferred dividends	180	—	—		180
Net income/(loss) attributable to common shareholders	$(344)	$551	$(21)		$186

Basic common shares outstanding					1,194
Diluted common shares outstanding					1,224

Per share data applicable to common shareholders:
Basic earnings per share					$0.16
Diluted earnings per share					0.15

(a) Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans.

(b) Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; incremental compensation expense due to the fair value remeasurement of certain of Kraft's equity awards; and, certain deal costs related to the 2015 Merger.

(c) Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(d) Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.

				Schedule 11
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Six Months Ended June 28, 2015 (in millions, except per share data) (Unaudited)
	Historical Heinz	Historical Kraft	Pro Forma Adjustments		Pro Forma
Net sales	$5,094	$8,866	$—		$13,960
Cost of products sold	3,365	5,934	(34)	(a)	9,265
Gross profit	1,729	2,932	34		4,695
Selling, general and administrative expenses	776	1,268	55	(b)	2,099
Operating income	953	1,664	(21)		2,596
Interest expense	595	247	(40)	(c)	802
Other expense/(income), net	206	(16)	—		190
Income/(loss) before income taxes	152	1,433	19		1,604
Provision for/(benefit from) income taxes	33	452	8	(d)	493
Net income/(loss)	119	981	11		1,111
Net income/(loss) attributable to noncontrolling interest	7	—	—		7
Net income/(loss) attributable to Kraft Heinz	112	981	11		1,104
Preferred dividends	360	—	—		360
Net income/(loss) attributable to common shareholders	$(248)	$981	$11		$744

Basic common shares outstanding					1,190
Diluted common shares outstanding					1,221

Per share data applicable to common shareholders:
Basic earnings per share					$0.63
Diluted earnings per share					0.61

(a) Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans.

(b) Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; incremental compensation expense due to the fair value remeasurement of certain of Kraft's equity awards; and, certain deal costs related to the 2015 Merger.

(c) Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(d) Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.